UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

ARBINET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-51063	13-3930916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, Virginia 20170

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: 703-456-4100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2011, Primus Telecommunications Group, Incorporated, a Delaware corporation (“Primus”), completed its previously announced acquisition of Arbinet Corporation, a Delaware corporation (“Arbinet”). Pursuant to the terms of the Agreement and Plan of Merger dated as of November 10, 2010, as amended by Amendment No. 1 dated December 14, 2010, by and among Primus, PTG Investments, Inc., a Delaware corporation and a wholly owned subsidiary of Primus (“Merger Sub”), and Arbinet (the “Merger Agreement”), Merger Sub merged with and into Arbinet with Arbinet surviving the merger as a wholly owned subsidiary of Primus.

Upon the closing of the merger, each share of Arbinet common stock was cancelled and converted into the right to receive 0.5817 shares of Primus common stock. Arbinet stockholders will receive cash in lieu of any fractional shares of Primus common stock that they would otherwise be entitled to receive in the merger.

In connection with the merger, Primus issued 3,232,812 shares of its common stock to former Arbinet stockholders in exchange for their shares of Arbinet common stock, and reserved for issuance approximately 95,000 additional shares of its common stock in connection with its assumption of Arbinet’s outstanding options, warrants, stock appreciation rights and restricted stock units. Upon the closing of the merger, former Arbinet stockholders, by virtue of holding Arbinet common stock immediately prior to the closing of the merger, held approximately 25% of Primus’s outstanding common stock.

The foregoing summary of the merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Arbinet’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2010 and December 15, 2010 and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the merger, Arbinet notified the NASDAQ Stock Market (“NASDAQ”) that each issued and outstanding share of Arbinet common stock was canceled and converted into the right to receive 0.5817 shares of Primus common stock and requested that NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to Arbinet common stock. Arbinet common stock ceased trading on NASDAQ effective before the open of market trading on March 1, 2011.

In addition, Arbinet intends to file with the SEC a certification and notice of termination on Form 15 requesting that the Arbinet common stock be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Arbinet’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The Merger Agreement was adopted by Arbinet’s stockholders at a special meeting of Arbinet’s stockholders held on February 25, 2011. On February 28, 2011, the merger was consummated in accordance with the Merger Agreement.

Pursuant to the Merger Agreement and at the effective time of the merger (the “Effective Time”), each issued and outstanding share of Arbinet common stock was cancelled and converted into the right to receive 0.5817 shares of Primus common stock. Arbinet stockholders will receive cash in lieu of any fractional shares of Primus common stock that they would otherwise be entitled to receive in the merger.

At the Effective Time, each outstanding option to purchase Arbinet common stock, whether or not exercisable or vested, was converted into an option to acquire, on the same terms and conditions as were applicable under such option immediately prior to the Effective Time, the number of shares of Primus common stock equal to the product of (i) the number of shares of Arbinet common stock subject to the option immediately prior to the Effective Time multiplied by (ii) 0.5817, rounded down to the nearest whole share. The exercise price per share of Primus common stock subject to such option is an amount equal to the quotient of (x) the exercise price per share of Arbinet common stock subject to the option immediately prior to the Effective Time divided by (y) 0.5817, with any fractional cents rounded up to the nearest whole cent.

Each restricted stock award of Arbinet outstanding immediately prior to the Effective Time was converted into the right to receive the per share merger consideration described in the second paragraph under this Item 3.03. Each converted restricted stock award is subject to the same terms, conditions and restrictions as were applicable to such award immediately prior to the Effective Time.

At the Effective Time, each warrant to purchase shares of Arbinet common stock that was outstanding immediately prior to the Effective Time was converted into a right to acquire shares of Primus common stock on the same contractual terms and conditions as were in effect immediately prior to the Effective Time. The number of shares of Primus common stock subject to each such converted warrant is equal to the product of (i) the number of shares of Arbinet common stock subject to each such warrant immediately prior to the Effective Time multiplied by (ii) 0.5817, rounded down to the nearest whole share. Each converted warrant has an exercise price per share equal to the quotient of (x) the exercise price per share of Arbinet common stock subject to the converted warrant immediately prior to the Effective Time divided by (y) 0.5817, with any fractional cents rounded up to the nearest whole cent.

At the Effective Time, each restricted stock unit award of Arbinet outstanding immediately prior to the Effective Time was converted into a restricted stock unit award relating to the number of shares of Primus common stock equal to the product of (i) the number of shares of Arbinet common stock relating to such restricted stock unit award immediately prior to the Effective Time multiplied by (ii) 0.5817, rounded down to the nearest whole share. Each converted restricted stock unit award is subject to the same terms, conditions and restrictions as were applicable to such award immediately prior to the Effective Time.

At the Effective Time, each outstanding stock appreciation right of Arbinet, whether or not exercisable or vested, was converted into a stock appreciation right to acquire, on the same terms and conditions as were applicable to the stock appreciation right immediately prior to the Effective Time, the number of shares of Primus common stock equal to the product of (i) the number of shares of Arbinet common stock subject to such stock appreciation right immediately prior to the Effective Time multiplied by (ii) 0.5817, rounded down to the nearest whole share. The exercise price per share of Primus common stock subject to any such converted stock appreciation right is an amount equal to the quotient of (x) the exercise price per share of Arbinet common stock subject to the stock appreciation right immediately prior to the Effective Time divided by (y) 0.5817, rounded up to the nearest whole cent.

The foregoing summary of the merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Arbinet’s Current Reports on Form 8-K filed with the SEC on November 12, 2010 and December 15, 2010 and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On February 28, 2011, as a result of the closing of the merger, Merger Sub merged with and into Arbinet with Arbinet surviving the merger as a wholly owned subsidiary of Primus. The information set forth under Item 2.01 above is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2011, in connection with the merger and at the Effective Time, each of the members of Arbinet’s board of directors (the “Arbinet Board”) resigned from the Arbinet Board. The members of the Arbinet Board immediately prior to the Effective Time were Jose A. Cecin, Jr., Randall Kaplan, Stanley C. Kreitman, Shawn F. O’Donnell, John B. Penney, Robert M. Pons and David C. Reymann. Immediately after the Effective Time, the following directors were appointed to serve on the Arbinet Board: Peter D. Aquino, Chairman of the Arbinet Board; James C. Keeley; Mark T. Guirgis; and Christie A. Hill.

On February 28, 2011, in connection with the merger and effective upon the officer appointments described in the following sentence and immediately after the Effective Time, the following officers of Arbinet were removed from their positions: Shawn F. O’Donnell, President and Chief Executive Officer; Gary G. Brandt, Chief Financial Officer; Christie A. Hill, General Counsel, Secretary and Chief Human Resources Officer; Thomas Jannsen, Treasurer; and Brian Troesch, Senior Vice President Sales, Marketing and Business Development. Immediately after the Effective Time, the following officer appointments were made: Peter D. Aquino, President and Chief Executive Officer; James C. Keeley, Vice President - Corporate Controller and Acting Chief Financial Officer; Mark T. Guirgis, Treasurer; Christie A. Hill, Secretary and General Counsel; and Richard Ramlall, Chief Communications Officer and Senior Vice President, Corporate Development.

Below are brief biographies for each of Messrs. Aquino and Keeley:

Peter D. Aquino, age 49, has been Chairman, President and Chief Executive Officer of Primus since October 2010. Most recently, Mr. Aquino was President and Chief Executive Officer of RCN Corporation, a provider of all digital and HDTV, high speed data, and voice services to residential and small to medium sized business customers, as well as high capacity transport to large enterprise and carrier customers, leading RCN in its emergence from bankruptcy in December 2004 through its sale in August 2010. Prior to joining RCN, Mr. Aquino was Senior Managing Director of Communications Technology Advisors LLC, focused on restructuring telecom and media companies from 2001 to 2004. Mr. Aquino, also served as COO of Venifotel, building a telecom network in several cities in Venezuela from 1995 to 2000. Mr. Aquino began his telecom career in 1983 at Bell Atlantic (Verizon). Mr. Aquino has served as Director of Primus since July 2009, and currently is a Board member of United Way of America.

James C. Keeley, age 45, has been Acting Chief Financial Officer of Primus since September 2010. Previously, Mr. Keeley had served as Vice President—Corporate Controller of Primus since October 2009. Mr. Keeley has over 20 years financial reporting and accounting experience with both private and public companies. Prior to joining the Company, Mr. Keeley was a self-employed consultant providing finance and accounting services from August 2008 to May 2009. From November 2006 to August 2008, Mr. Keeley was Vice President—Consumer Investment Banking at FBR Capital Markets Corporation. From March 2003 to November 2006, Mr. Keeley was the Corporate Controller of 3SI Security Systems, Inc., which provides cash protection systems for banks. Prior to March 2003, Mr. Keeley held various financial reporting and accounting positions, including Senior Director of Financial Reporting, with two publicly traded retail companies: The Pep Boys—Manny, Moe & Jack and David’s Bridal, Inc. Mr. Keeley is a certified public accountant. Mr. Keeley holds a BS from Fairmont State College.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2011, at the Effective Time and pursuant to the Merger Agreement, the certificate of incorporation of Arbinet was amended and restated. The foregoing description is qualified in its entirety by reference to the amended and restated certificate of incorporation of Arbinet, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

On February 28, 2011, at the Effective Time and pursuant to the Merger Agreement, the bylaws of Arbinet were amended and restated. The foregoing description is qualified in its entirety by reference to the bylaws of Arbinet, a copy of which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Arbinet Corporation (the schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K) (incorporated by reference to Exhibit 2.1 to Primus Telecommunications Group, Incorporated’s Current Report on Form 8-K, filed November 12, 2010).

2.2	Amendment No. 1 dated as of December 14, 2010 to the Agreement and Plan of Merger, dated November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Arbinet Corporation (incorporated by reference to Exhibit 2.1 to Primus Telecommunications Group, Incorporated’s Current Report on Form 8-K, filed December 15, 2010).

3.1	Amended and Restated Certificate of Incorporation of Arbinet Corporation, dated February 28, 2011.

3.2	Bylaws of Arbinet Corporation, dated February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET CORPORATION

Dated: March 4, 2011	By:	/s/ Christie A. Hill
	Name:	Christie A. Hill
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Arbinet Corporation (the schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K) (incorporated by reference to Exhibit 2.1 to Primus Telecommunications Group, Incorporated’s Current Report on Form 8-K, filed November 12, 2010).

2.2	Amendment No. 1 dated as of December 14, 2010 to the Agreement and Plan of Merger, dated November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Arbinet Corporation (incorporated by reference to Exhibit 2.1 to Primus Telecommunications Group, Incorporated’s Current Report on Form 8-K, filed December 15, 2010).

3.1	Amended and Restated Certificate of Incorporation of Arbinet Corporation, dated February 28, 2011.

3.2	Bylaws of Arbinet Corporation, dated February 28, 2011.